UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2015

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we,” “us” and “our” refer to Select Income REIT.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 3, 2015, we issued and sold $350,000,000 aggregate principal amount of 2.85% Senior Notes due 2018, $400,000,000 aggregate principal amount of 3.60% Senior Notes due 2020, $300,000,000 aggregate principal amount of 4.15% Senior Notes due 2022 and $400,000,000 aggregate principal amount of 4.50% Senior Notes due 2025, or collectively, the notes, in an underwritten public offering pursuant to an underwriting agreement, dated January 29, 2015, or the underwriting agreement, with Citigroup Global Markets Inc., Jefferies LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as the representatives of the several underwriters named therein.

In connection with the closing of this offering, we entered into an indenture, dated as of February 3, 2015, with U.S. Bank National Association, as trustee, or the base indenture, and a first supplemental indenture to the base indenture, dated as of February 3, 2015, with U.S. Bank National Association, as trustee, or the first supplemental indenture and, together, the indenture.  The notes are our senior unsecured obligations.  The indenture imposes customary restrictions on us, including requiring us to comply with certain debt to asset ratios and debt service coverage ratios if we want to incur additional debt and requiring us to maintain at least a specified ratio of total unencumbered assets to unsecured debt.  The indenture also contains customary events of default.  Such covenants and events of default are more fully described in the indenture.

The foregoing descriptions of the underwriting agreement, the base indenture and the first supplemental indenture, including the description of covenants and events of default contained in the indenture, are not complete and are subject to and qualified in their entireties by reference to the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the base indenture and the first supplemental indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The representatives under the underwriting agreement, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us, including as serving as agents or lenders under our revolving credit, bridge and term loan facilities. They have received, and may in the future receive, customary fees and commissions for these engagements.  We intend to use the net proceeds from this offering to repay the $1 billion of borrowings outstanding under the bridge loan facility and to reduce borrowings outstanding under our revolving credit facility, both of which were used to fund, in part, our acquisition of Cole Corporate Income Trust, Inc., which closed on January 29, 2015.

A prospectus supplement relating to the notes was filed with the Securities and Exchange Commission on January 29, 2015.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of January 29, 2015, among Select Income REIT and the underwriters named therein, pertaining to $300,000,000 aggregate principal amount of 2.85% Senior Notes due 2018, $400,000,000 aggregate principal amount of 3.60% Senior Notes due 2020, $300,000,000 aggregate principal amount of 4.15% Senior Notes due 2022 and $400,000,000 aggregate principal amount of 4.50% Senior Notes due 2025.

4.1	Indenture, dated as of February 3, 2015, between Select Income REIT and U.S. Bank National Association.

4.2

First Supplemental Indenture, dated as of February 3, 2015, between Select Income REIT and U.S. Bank National Association, including the form of 2.85% Senior Note due 2018, 3.60% Senior Note due 2020, 4.15% Senior Note due 2022 and 4.50% Senior Note due 2025.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Saul Ewing LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

12.1	Computation of Pro Forma Ratio of Earnings to Fixed Charges.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

23.2	Consent of Saul Ewing LLP (contained in Exhibit 5.2).

23.3	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Date: February 3, 2015